Exhibit 10.8

SECOND AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE

This Second Amendment to the Agreement for Sale and Purchase (this “Amendment”) by and between WS CINCINNATI, LLC, a Delaware limited liability company, WS COLLEGE STATION JV, LLC, a Delaware limited liability company, WS-CNO JV, LLC, a Delaware limited liability company, WS-FNO, LLC, a Delaware limited liability company, and WS SPHERICAL STONE, LLC, a Delaware limited liability company (collectively, “Seller”), and AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO WSC, LLC, a Delaware limited liability company (“Purchaser”) is made as of July 13, 2015 (the “Amendment Effective Date”). Seller and Purchaser are sometimes referred to collectively in this Amendment as the “Parties.”

RECITALS

A.    Seller and Purchaser entered into that certain Agreement for Sale and Purchase dated as of June 2, 2015, as amended pursuant to that certain First Amendment thereto dated as of July 13, 2015 (the “Purchase Agreement”).

B.    Seller and Purchaser mutually agree that the Fairfield Inn & Suites Nashville at Opryland (the “WS-FNO Hotel”) needs a complete replacement of the main tower roof and painting of the mansard standing seam roof (collectively, the “Repairs”).

C.    Seller and Purchaser desire to include certain additional terms, as well as modify certain provisions, within the Purchase Agreement, and have agreed to amend the Purchase Agreement to reflect such additions and modifications on the terms and conditions set forth in this Amendment.

D.    All capitalized terms used without definition in this Amendment shall have the meanings assigned to such terms in the Purchase Agreement.

AGREEMENT

Now, therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree that the Purchase Agreement shall be amended and modified in accordance with Section 14.01(t) thereof as follows:

1.Credit for Repairs to the Fairfield Inn & Suites Nashville at Opryland. The Parties mutually agree that Seller shall grant Purchaser a credit toward the Purchase Price in the amount of NINETY-SEVEN THOUSAND DOLLARS ($97,000) in full consideration for the Repairs, and that Seller shall have no further obligation or liability to Purchaser in connection with repairs to the WS-FNO Hotel roof. Accordingly, the first sentence of Section 3.01 of the Purchase Agreement shall be removed and replaced with “The total purchase price (“Purchase Price”) to be paid by

Purchaser to Seller at the Closing shall be NINETY-TWO MILLION, FOUR HUNDRED THREE THOUSAND DOLLARS ($92,403,000), plus or minus prorations and adjustments as provided in this Agreement (and subject to increase as provided in Section 6.01).”
2.    Contracts to be Terminated. Pursuant to Item 5 in Exhibit B of the Purchase Agreement, Purchaser hereby notifies Seller of its election not to assume the Hotel Contracts listed on Exhibit A hereto to the extent that such Hotel Contracts either (i) can be terminated by Seller without incurring any Liability or (ii) are expressly unassignable. Seller shall notify Purchaser promptly with respect to any assignable Hotel Contract that it is unable to terminate without Liability.
3.    No Termination. Purchaser hereby notifies Seller that Purchaser is electing not to terminate the Purchase Agreement pursuant to Section 4.02(b) therein, and understands (i) it has no further right to terminate the Purchase Agreement pursuant to Section 4.02(b) and (ii) the Earnest Money shall be non-refundable except as otherwise specified in the Purchase Agreement.
4.    Ratification. Seller and Purchaser ratify and confirm the continued force and effect of the Purchase Agreement, as modified by this Amendment. Seller and Purchaser agree that all terms and provisions of the Purchase Agreement shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein.
5.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Amendment.
7.    Effective Date. This Amendment shall be in full force and effect as a binding obligation of the Parties from and after the Amendment Effective Date.
[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

WS CINCINNATI, LLC,
a Delaware limited liability company

By: WSREF REIT, LLC, its Sole Member
By: /s/ Lawrence Settani
Name: Lawrence Settani
Title: Authorized Signatory
WS COLLEGE STATION JV, LLC,
a Delaware limited liability company

By: WS College Station, LLC, its Manager
By: /s/ Lawrence Settani
Name: Lawrence Settani
Title: Authorized Signatory
WS-CNO JV, LLC,
a Delaware limited liability company

By: WS-CNO, LLC, its Manager
By: /s/ Lawrence Settani
Name: Lawrence Settani
Title: Authorized Signatory
WS-FNO, LLC,
a Delaware limited liability company

By: WSREF REIT, LLC, its Sole Member
By: /s/ Lawrence Settani
Name: Lawrence Settani
Title: Authorized Signatory
WS SPHERICAL STONE, LLC,
a Delaware limited liability company

By: WSREF NRT, LLC, its Sole Member
By: /s/ Lawrence Settani
Name: Lawrence Settani
Title: Authorized Signatory

Signature Page to the Second Amendment of the Agreement for Sale and Purchase

PURCHASER:
AMERICAN REALTY CAPITAL
HOSPITALITY PORTFOLIO WSC, LLC,
a Delaware limited liability company

By:     /s/ Jonathan P. Mehlman
Name:    Jonathan P. Mehlman
Title: Chief Executive Officer and President

Signature Page to the Second Amendment of the Agreement for Sale and Purchase

EXHIBIT A
HOTEL CONTRACTS TO BE TERMINATED

(See Attached)

Exhibit A